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                                                                   Exhibit 4.3.2



                                [TELXON LOGO (R)]



                                  June 11, 1997




Harris Trust and Savings Bank                 KeyBank National Association
600 Superior Avenue East, Suite 600           127 Public Square
Cleveland, Ohio 44114                         Cleveland, Ohio 44114

Attn: Ms. Laura Kress                         Attn: Mr. James McGuire
                                                    KeyCorp Shareholder Services


         Re: Appointment of Successor Rights Agent under Rights Agreement between Telxon Corporation and AmeriTrust Company National Association, as Rights Agent, dated August 25, 1987, as amended and restated July 31, 1996 with KeyBank National Association, as successor to AmeriTrust Company National Association (the "Rights Agreement")

Ladies and Gentlemen:

         As you are aware, in connection with the sale and cessation by KeyBank National Association ("KeyBank") of the stock transfer/corporate trust operations of its KeyCorp Shareholder Services ("KCSS") affiliate, Telxon has appointed Harris Trust and Savings Bank ("Harris") to succeed KCSS as the Company's Stock Transfer Agent and Registrar effective as of the open of business June 16, 1997 (the "Effective Time"). That Telxon/KeyBank relationship also included KeyBank serving as Rights Agent under the captioned Rights Agreement, and it is appropriate that that function also simultaneously transition to Harris.

         The eligibility requirements for serving as a successor Rights Agent are set forth in Section 22 of the Rights Agreement. Insofar as Harris is fully capable of performing and discharging the responsibilities of the Rights Agent under the Rights Agreement and in order that it may duly qualify to assume those responsibilities, it is hereby agreed, by the parties' signatures below, that


                               TELXON CORPORATION
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0852/
                  (330)664-1000/(800)800-8001/Fax (330)664-2220
         Telxon's World Wide Web site address is: http://www.telxon.com


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Harris Trust and Savings Bank                          [TELXON LOGO (R)]
KeyBank National Association
June 11, 1997
Page 2




the eligibility requirements of said Section 22 shall be amended to add "State of Illinois," immediately prior to each reference to "the State of Ohio" in
Section 22.

         Giving effect to the foregoing amendment, this letter shall therefore serve as the Company's formal appointment of Harris as successor Rights Agent under the Rights Agreement and, by your respective countersignatures below, Harris' acceptance of such appointment and KeyBank's consent and agreement to its removal and replacement as such Rights Agent, which appointment KeyBank resigns as of the Effective Time.

         By its countersignature below, Harris also confirms that it has received a copy of the Rights Agreement and has reviewed and hereby confirms that it meets the qualifications required of a Rights Agent as set forth in the sentence beginning at the end of the third last line on page 51 of the Rights Agreement, as hereinabove amended.

         Telxon assumes responsibility for any notification of this change in the Rights Agent which the Rights Agreement may provide be given to holders of Rights Certificates. The signatories hereto shall otherwise observe and perform their respective obligations under Section 22 and any and all other applicable provisions of the Rights Agreement.

         From and after the Effective Time, any legend or other reference to the Rights Agreement to appear in any Rights Certificate issuable under the Rights Agreement or on any stock certificate or other instrument evidencing the same as contemplated by the Rights Agreement may be amended or supplemented to reflect Harris' succession of KeyBank as Rights Agent.

         This letter shall become effective upon the execution hereof by Telxon, KeyBank and Harris. Three counterpart originals of this letter as signed by Telxon will initially be delivered by Telxon to Harris for its signature and forwarding of all three copies to KeyBank for its signature. KeyBank should retain one of the counterparts for its files and return the other two, fully signed copies to Harris, who will in turn return one of those counterparts to Telxon and retain the other counterpart for its files. Thank you.

                                      Very truly yours,
                                      TELXON CORPORATION


                                      /s/ Glenn S. Hansen
                                      Glenn S. Hansen
                                      Vice President, Legal Administration
                                      and Corporate Counsel




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Harris Trust and Savings Bank                          [TELXON LOGO (R)]
KeyBank National Association
June 11, 1997
Page 3


Acknowledged and Agreed effective as of the Effective Time.

HARRIS TRUST AND SAVINGS BANK               KEYBANK NATIONAL ASSOCIATION


By /s/ Laura S. Kress                       By /s/ James J. McGuire
-------------------------------             -------------------------------
   Authorized Signature                        Authorized Signature

Laura S. Kress                              James J. McGuire
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Typed or Printed Name of Signer             Typed or Printed Name of Signer

Assistant Vice President                    Executive Vice President
-------------------------------             -------------------------------
Title of Signer                             Titled of Signer